UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 12, 2023

Date of earliest event reported: May 7, 2023

ALLIED HEALTHCARE PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19266	25-1370721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Registrant’s telephone number, including area code: (314) 771-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 per share	AHPIQ	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 7, 2023, Allied Healthcare Products, Inc. (the “Company”) entered into a stalking horse asset purchase agreement (the “STL Purchase Agreement”) with Allied Medical, LLC (“Purchaser”), for the sale of certain assets related to the Company’s business operated at the Company’s St. Louis Facility (the “STL Assets”) to Purchaser as described in the STL Purchase Agreement (the “STL Sale”), and a stalking horse asset purchase agreement (the “NY Purchase Agreement”) with Purchaser, for the sale of certain assets related to the Company’s business operated at the Company’s New York Facility (the “NY Assets”) to Purchaser as described in the NY Purchase Agreement (the “NY Sale”). As disclosed in Item 1.03 below, the Company has filed a voluntary petition for relief under Chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”) on May 8, 2023.

Each of the proposed STL Sale and the proposed NY Sale will be conducted through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures, and is subject to the receipt of higher or better offers from competing bidders at an auction, approval of the sale by the Bankruptcy Court, and the satisfaction of certain conditions. As the stalking horse bidder, the Purchaser’s offer to purchase the Purchased Assets and assume the Assumed Liabilities with respect to each of the STL Sale (as illustrated by the terms and conditions of the STL Purchase Agreement) and the NY Sale (as illustrated by the terms and conditions of the NY Purchase Agreement) would be the standard against which any other qualifying bids would be evaluated.

Pursuant to the terms and subject to the conditions of the STL Purchase Agreement, and subject to section 363(k) of the Bankruptcy Code, the STL Purchase Agreement provides for consideration that consists of (a) $4,500,000, plus (b) the sum of any overbid amounts (net of the amount of certain Purchaser’s reimbursable expenses, less payment of the Company’s reimbursable expenses) as described in the STL Purchase Agreement, plus (c) an amount equal to 95% of the aggregate total of the Company’s Receivables (as defined in the STL Purchase Agreement) less the Zero Rated Receivables (as defined in the STL Purchase Agreement), minus (d) Customer Credits (as defined in the STL Purchase Agreement) as of the Closing (as defined below), and plus (e) the potential assumption of certain liabilities.

Pursuant to the terms and subject to the conditions of the NY Purchase Agreement, and subject to section 363(k) of the Bankruptcy Code, the NY Purchase Agreement provides for consideration that consists of (a) $3,150,000, plus (b) the sum of any overbid amounts (net of the amount of the certain Purchaser’s reimbursable expenses, less payment of the Company’s reimbursable expenses) as described in the NY Purchase Agreement, plus (c) an amount equal to 95% of the aggregate total of the Company’s Receivables (as defined in the NY Purchase Agreement) less the Zero Rated Receivables (as defined in the NY Purchase Agreement), minus (d) Customer Credits (as defined in the NY Purchase Agreement) as of the Closing, and plus (e) the potential assumption of certain liabilities.

Each of the STL Purchase Agreement and the NY Purchase Agreement contains certain customary representations and warranties made by each party, which are qualified by confidential disclosures provided to the Purchaser in connection with each of the STL Purchase Agreement and the NY Purchase Agreement, respectively. The Company and the Purchaser have agreed to various customary covenants, including, among others, covenants regarding the conduct of the Sellers’ business prior to the consummation of each of the STL Sale and the NY Sale (the “Closing”).

Each of the STL Purchase Agreement and the NY Purchase Agreement provides the Purchaser with certain bid protections that remain subject to the approval of the Bankruptcy Court. In particular, if the STL Purchase Agreement is terminated for certain reasons, including if the Company enters into a definitive agreement with respect to, or consummates, an Alternative Transaction (as defined in each of the STL Purchase Agreement), or if the Bankruptcy Court enters an order approving an Alternative Transaction, the Company may be required to reimburse the Purchaser for certain of its reasonable expenses up to 3.5% of the Aggregate Purchase Price (as defined in the STL Purchase Agreement). In addition, if the NY Purchase Agreement is terminated for certain reasons, including if the Company enters into a definitive agreement with respect to, or consummates, an Alternative Transaction (as defined in the NY Purchase Agreement), or if the Bankruptcy Court enters an order approving an Alternative Transaction, the Company may be required to reimburse Purchaser for certain of its reasonable expenses up to 3.5% of the Aggregate Purchase Price (as defined in the NY Purchase Agreement).

The Purchaser will make an earnest money deposit of $450,000 in connection with the STL Sale, which will be held in escrow by Morris Anderson & Associates, Ltd. (“Escrow Agent”). The Purchaser will make an earnest money deposit of $315,000 in connection with the NY Sale, which will be held in escrow by the Escrow Agent. In addition, Flexicare Medical Asia Limited (“Guarantor”) has guaranteed the due and punctual performance of all obligations, covenants and agreements of Purchaser under each of the STL Purchase Agreement and the NY Purchase Agreement.

The Closing of the proposed STL Sale is scheduled to be held on the date of the satisfaction or waiver of the conditions set forth in the STL Purchase Agreement. The Closing of the proposed NY Sale is scheduled to be held on the date of the satisfaction or waiver of the conditions set forth in the NY Purchase Agreement.

The foregoing description of the STL Purchase Agreement is qualified in its entirety by reference to the full text of the STL Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the STL Purchase Agreement were made only for purposes of the STL Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the STL Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the NY Purchase Agreement is qualified in its entirety by reference to the full text of the NY Purchase Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the NY Purchase Agreement were made only for purposes of the NY Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the NY Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

The information set forth under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement (as defined below) is incorporated herein by reference. The description of the DIP Credit Agreement set forth below is qualified in its entirety by reference to the full text of the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.3 and incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the DIP Credit Agreement were made only for purposes of the DIP Credit Agreement and as of specific dates, were solely for the benefit of the parties to the DIP Credit Agreement, and may be subject to limitations agreed upon by the contracting parties.

Item 1.03 Bankruptcy or Receivership.

Voluntary Petition for Bankruptcy

On May 8, 2023 (the “Petition Date”), the Company filed a voluntary petition (Case No. 23-41607) (the “Chapter 11 Case”) for relief under Chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). As disclosed above in Item 1.01, on May 7, 2023, the Company entered the STL Purchase Agreement and the NY Purchase Agreement with Purchaser for the sale of the STL Assets and NY Assets, respectively. Each of the proposed STL Sale and the proposed NY Sale will be conducted through a Bankruptcy Court-supervised process pursuant to Bankruptcy Court-approved bidding procedures, and is subject to the receipt of higher or better offers from competing bidders at an auction, approval of the sale by the Bankruptcy Court, and the satisfaction of certain conditions.

The Company continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company has sought approval of a variety of “first day” motions containing customary relief intended to enable the Debtor to continue ordinary course operations during the Chapter 11 Case. In addition, the Company filed with the Bankruptcy Court a motion seeking approval (“Interim DIP Order”) of debtor-in-possession financing (“DIP Financing”) in the form of the DIP Credit Agreement (as defined and described below).

The Company cannot give any assurance that holders of the Company’s common stock will receive any payment or other distribution on account of those shares following the Chapter 11 Case.

DIP Credit Agreement

Subject to the approval of the Bankruptcy Court following the entry of the Interim DIP Order, the Company and Sterling Commercial Credit, LLC (the “DIP Lender”) have agreed to enter into a senior secured super-priority debtor-in-possession term loan credit facility in a maximum loan amount of $4,000,000 subject to the terms and conditions set forth therein (the “DIP Credit Agreement”). The Bankruptcy Court approved the DIP Credit Agreement on an interim basis, with a final hearing scheduled for June 1, 2023. Pursuant to the DIP Credit Agreement, the DIP Lender is providing a senior secured super-priority debtor-in-possession term loan facility (the “DIP Facility”), consisting of (1) a new money single draw term loan facility in the amount of approximately $2,700,000, and (2) a roll-up of obligations under the existing prepetition credit agreement between the Company and the DIP Lender in the amount of approximately $1,300,000 together with a revolving line of credit up to the maximum loan amount, subject to the terms of the DIP Credit Agreement and Interim DIP Order. The DIP Credit Agreement has various customary covenants, as well as covenants mandating compliance by the Company with a 13-week budget, variance testing and reporting requirements, among others. The proceeds of all or a portion of the proposed DIP Credit Agreements may be used for, among other things, post-petition working capital for the Company and its subsidiaries, payment of costs to administer the Chapter 11 Case, payment of expenses and fees of the transactions contemplated by the Chapter 11 Case, payment of court-approved adequate protection obligations under the DIP Credit Agreement, and payment of other costs, in each case, subject to an approved budget and such other purposes permitted under the DIP Credit Agreement and the Interim DIP Order or any other order of the Bankruptcy Court.

The DIP Credit Agreement has been approved on an interim basis and is subject to final approval by the Bankruptcy Court. On May 9, 2023, the Company received interim approval of the DIP Facility and availability of the DIP Facility. A final hearing to approve the DIP Facility is currently set for June 1, 2023.

Additional information on the Chapter 11 Case (including copies of all documents filed in the Chapter 11 Case) can be found at: https://cases.stretto.com/AlliedHPI

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.03 of this Current Report on Form 8-K regarding the DIP Credit Agreement is incorporated herein by reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

Existing Credit Agreement Events of Default

The filing of the Chapter 11 Case constitutes an event of default under the Loan and Security Agreement, dated as of February 27, 2017 between the Company and the DIP Lender, as assignee of Summit Financial Resources, LLC (as amended April 16, 2018, April 24, 2019, December 18, 2020, October 7, 2021, June 13, 2022, January 30, 2023, February 19, 2023, March 8, 2023 and March 14, 2023 (amendment and forbearance) the “Existing Credit Agreement”). As of the Petition Date, the Company had an aggregate of approximately $1,300,000 in outstanding principal and interest under the Existing Credit Agreement, which has been rolled into the DIP Credit Agreement.

Default under Lease

The filing of the Chapter 11 Case constitutes an event of default that accelerated the Company’s obligations under the Commercial Lease dated as of June 21, 2022, between Fyler Storage Properties, LLC and the Company (the “Lease”). Monthly rent under the lease is $57,400, subject to an annual increase of 2% each Lease year as described in the Lease. As of the Petition Date, the Company was current on lease payments.

Pursuant to Section 362 of the Bankruptcy Code, the filing of the Chapter 11 Case automatically stayed most actions against the Company, including actions to collect indebtedness incurred prior to the Petition Date or to exercise control over the Company’s property. Subject to certain exceptions under the Bankruptcy Code, the filing of the Chapter 11 Case also automatically stayed the continuation of most legal proceedings or the filing of other actions against or on behalf of the Company or its property to recover on, collect or secure a claim arising prior to the Petition Date or to exercise control over property of the Company’s bankruptcy estate, unless and until the Bankruptcy Court modifies or lifts the automatic stay as to any such claim. Notwithstanding the general application of the automatic stay described above, governmental authorities may determine to continue actions brought under their police and regulatory powers.

Item 8.01.	Other Events.

On May 11, 2023, the Company issued a press release announcing the entry into the STL Purchase Agreement, the NY Purchase Agreement and the DIP Credit Agreement, and the filing of the Chapter 11 Case. The Company’s press release is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company cautions that trading in the Company’s common stock during the pendency of the Chapter 11 Case is highly speculative and poses substantial risks. Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by holders of the Company’s common stock in the Chapter 11 Case. Accordingly, the Company urges extreme caution with respect to existing and future investments in its common stock.

In accordance with a letter received by the Company from FINRA on May 8, 2023, a trading symbol of “AHPIQ” has been assigned to the Company’s common stock by FINRA’s Department of Market Operations.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, about the Company that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Current Report on Form 8-K are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “expect,” “may,” “will,” “could” or “believes” or the negative of these words or other similar terms or expressions. Forward-looking statements in this Current Report on Form 8-K include, but are not limited to, the Company’s ability to continue ordinary course operations during the Chapter 11 Case, the value of the Company’s common stock, the potential sale of substantially all of the assets of the Company and the ability of holders of the Company’s common stock to receive any payment or distribution. The forward-looking statements in this Current Report on Form 8-K are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including the important factors discussed in the sections entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, and in the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company as of the date of this Current Report on Form 8-K, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and its statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, the Company assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated as of May 7, 2023, between Allied Healthcare Products, Inc. and Allied Medical, LLC
10.2	Asset Purchase Agreement dated as of May 7, 2023, between Allied Healthcare Products, Inc. and Allied Medical, LLC
10.3	Debtor-In-Possession Loan Agreement, dated as of May 9, 2023, between Sterling Commercial Credit, LLC and Allied Healthcare Products, Inc.
99.1	Press Release, dated May 11, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

Dated: May 12, 2023	By:	/s/ Daniel C. Dunn
Daniel C. Dunn
Chief Financial Officer